UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2025

GridAI Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Entero Therapeutics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 of this Current Report on Form 8-K relating to the Separation Agreement is hereby incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Eric Corbett as a director of the Company:

On November 28, 2025, Mr. Eric Corbett notified the Company of his resignation as a director of GridAI Technologies Corp. (f/k/a Entero Therapeutics, Inc.) (the “Company”). Mr. Corbett’s resignation was a result of disagreements with members of the Company’s management and Board of Directors of the Company (the “Board”) related to certain governance policies and practices, including concerns relating to public disclosures, due diligence and corporate governance. A copy of such correspondence is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Resignation of Mr. Richard Paolone as a director of the Company:

On November 28, 2025, Mr. Richard Paolone notified the Company of his resignation as a director of the Company. Mr. Paolone’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Separation Agreement and Mutual Release:

In connection with Mr. Paolone’s departure, the Company entered into a Separation Agreement and Mutual Release with Mr. Paolone and 2818390 Ontario Corp., an Ontario, Canada corporation on November 28, 2025 (the “Separation Agreement”). Under the Separation Agreement, the Company agreed to pay Mr. Paolone $500,000 along with his legal fees in connection with the entry into the Separation Agreement.

The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the resignations of directors discussed in this Item 5.02, the committees of the Board of Directors of the Company shall comprise of the following:

(a)	Audit Committee: (i) Ed Borkowski (Chair and Audit Committee Financial Expert); (ii) Manpreet Uppal; and (iii) Geordan G. Pursglove.

(b)	Compensation Committee: (i) Ed Borkowski (Chair); (ii) Manpreet Uppal; and (iii) Geordan G. Pursglove.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a change of the Company’s name from “Entero Therapeutics, Inc.” to “GridAI Technologies Corp.” (the “Name Change”). The Name Change became effective at 12:01 a.m. Eastern Time on December 1, 2025.

The Board approved the Name Change pursuant to Section 242 of the General Corporation Law of the State of Delaware. The Name Change does not affect the rights of the Company’s stockholders, and there were no other changes to the Certificate of Incorporation. A copy of the certificate of amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware to affect the Name Change is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events

In connection with the Name Change, the Board also approved the change of the trading symbol for the Company’s common stock on The Nasdaq Capital Market from “ENTO” to “GRDX” (the “Symbol Change”). The Company’s common stock began to trade under the new name and trading symbol as of the commencement of trading on December 1, 2025. The CUSIP number for the Company’s common stock did not change in connection with the Name Change.

On November 28, 2025, the Company issued a press release announcing the name change and trading symbol change. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference, except that the information contained on any websites referenced in the press release is not incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
10.1	Separation Agreement and Mutual Release dated November 28, 2025 between the Company, Richard Paolone and 2818390 Ontario Corp.
99.1	Resignation letter of Eric Corbett, dated November 28, 2025
99.2	Press Release, dated November 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

December 4, 2025	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Interim Chief Executive Officer